                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 1, 1997


                           UGLY DUCKLING CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                     20841                   86-0721358
     (State or other               (Commission               (IRS Employer
    jurisdiction of incorporation)       File Number)         Identification
                                    Number)

            2525 East Camelback Road, Suite 1150, Phoenix, AZ 85016
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: (602) 852-6600

                                     NONE
         (Former name or former address, if changed since last report)

This Current Report on Form 8-K/A1 amends the Current Report on Form 8-K filed by Ugly Duckling Corporation ("Company") on April 1, 1997 solely to add the financial statements of the business acquired required by item 7 (a) and the pro forma financial information required by item 7 (b).

Item  7.    Financial Statements, Pro Forma Financial Information and Exhibits

     (a)      Financial  Statements  of  Business  Acquired.

     The required financial statements of the business acquired are set forth below.

                                E-Z Plan, Inc.

                             Financial Statements

                         Year Ended December 31, 1996
                      with Report of Independent Auditors

                                E-Z Plan, Inc.

                             Financial Statements


                         Year Ended December 31, 1996




                                   CONTENTS

Report of Independent Auditors. .  1


Financial Statements

Balance Sheet . . . . . . . . . .  2
Statement of Operations . . . . .  4
Statement of Stockholders' Equity  5
Statement of Cash Flows . . . . .  6
Notes to Financial Statements . .  7

                        Report of Independent Auditors



Board  of  Directors
E-Z  Plan,  Inc.

We have audited the accompanying balance sheet of E-Z Plan, Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-Z Plan, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        Ernst  &  Young  LLP

San  Antonio,  Texas
February  24,  1997,  except  for
  Note  8,  as  to  which  the  date  is
  February  28,  1997

                                E-Z Plan, Inc.

                                 Balance Sheet

                               December 31, 1996

ASSETS
Cash and cash equivalents ($320,580 restricted at
  December 31, 1996)                                 $   630,938
Contracts in process of being collected from
  finance companies                                    1,374,072

Notes receivable under retail sales contracts         27,891,311
Less allowance for repossession losses                 1,964,108
                                                     -----------
Notes receivable under retail sales contracts, net    25,927,203

Inventories - used automobiles                         5,402,706

Equipment and leasehold improvements:
  Furniture and equipment                                513,677
  Computer equipment                                     405,254
  Leasehold improvements                                 730,532
                                                     -----------
                                                       1,649,463
  Less accumulated depreciation                          760,935
                                                     -----------
Net equipment and leasehold improvements                 888,528

Other assets                                           1,048,272
                                                     -----------

Total assets                                         $35,271,719
                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Notes payable                                              $13,132,959
  Due to stockholders                                          8,765,351
  Accounts payable and accrued expenses                        3,079,959
                                                             -----------
Total liabilities                                             24,978,269

Commitments

Stockholders' equity:
  Common stock, no par value, 10,000,000 shares authorized;
    1,000 issued and outstanding                                   1,000
  Additional paid-in capital                                   3,250,000
  Retained earnings                                            7,042,450
                                                             -----------
Total stockholders' equity                                    10,293,450







Total liabilities and stockholders' equity                   $35,271,719
                                                             ===========





















See  accompanying  notes.

                                E-Z Plan, Inc.

                            Statement of Operations

                         Year Ended December 31, 1996

Sales                                                  $ 42,302,699
Cost of sales                                            30,799,966
                                                       -------------
Gross profit before provision for repossession losses    11,502,733

Provision for repossession losses                         4,512,400
                                                       -------------
Gross profit                                              6,990,333

Other operating income (expenses):
  Finance charge income                                   6,417,753
  Selling, general, and administrative expenses         (13,556,705)
  Other, net                                              2,882,867
                                                       -------------
Income from operations                                    2,734,248

Other income (expense):
  Interest expense                                       (1,880,125)
  Interest income                                            43,370
  Key man life insurance expense                           (695,776)
Total other expense                                      (2,532,531)

Net income                                             $    201,717
                                                       =============





















See  accompanying  notes.

                                E-Z Plan, Inc.

                       Statement of Stockholders' Equity

                                       ADDITIONAL
                              COMMON   PAID-IN      RETAINED
                              STOCK    CAPITAL      EARNINGS    TOTAL
                              -------  -----------  ----------  -----------

Balance at December 31, 1995  $ 1,000  $ 3,250,000  $6,840,733  $10,091,733
Net income                          -            -     201,717      201,717
                              -------  -----------  ----------  -----------

Balance at December 31, 1996  $ 1,000  $ 3,250,000  $7,042,450  $10,293,450
                              =======  ===========  ==========  ===========




































See  accompanying  notes.

                                E-Z Plan, Inc.

                            Statement of Cash Flows

                         Year Ended December 31, 1996

OPERATING ACTIVITIES
Net income                                                      $    201,717
Adjustments to reconcile net income to net cash provided by
operating activities:
Provision for repossession losses                                  4,512,400
Depreciation                                                         226,760
Decrease in cash surrender value of key man life insurance            64,021
Loss from sale of property and equipment                              13,434
Changes in assets and liabilities:
Contracts in process of being collected from finance companies       485,077
Inventories                                                              287
Other assets                                                          49,414
Accounts payable and accrued expenses                                 94,424
                                                                -------------
Net cash provided by operating activities                          5,647,534

INVESTING ACTIVITIES
Retail sales and other costs financed                            (22,758,165)
Collections on notes receivable under retail sales contracts      21,611,941
Proceeds from sale of property and equipment                          99,790
Purchases of property and equipment                                 (432,595)
                                                                -------------
Net cash used in investing activities                             (1,479,029)

FINANCING ACTIVITIES
Proceeds from notes payable                                       21,147,893
Payments on notes payable                                        (21,494,913)
Due to stockholders, net                                          (3,400,000)
                                                                -------------
Net cash used in financing activities                             (3,747,020)
                                                                -------------
Net change in cash and cash equivalents                              421,485

Cash and cash equivalents at beginning of year                       209,453
                                                                -------------

Cash and cash equivalents at end of year                        $    630,938
                                                                =============

Supplementary cash flow information:
Interest paid                                                   $  1,789,537





See  accompanying  notes.

                                E-Z Plan, Inc.

                         Notes to Financial Statements

                               December 31, 1996


1.    SIGNIFICANT  ACCOUNTING  POLICIES

OPERATIONS

E-Z Plan, Inc. (the Company) began operations in January 1990 with the opening of its first used automobile retail sales facility in San Antonio, Texas. As of December 31, 1996, fourteen retail sales facilities were operating under the names E-Z Motors, Red McCombs Superstores, and Red McCombs Star Cars primarily in the San Antonio and central Texas areas. In addition to automobile sales, the Company provides financing to its retail customers with terms generally averaging 24 -36 months at annual interest rates ranging from 18% to 26%. The Company retains a security interest in the related vehicles. During 1995 the Company also served as a financing source for motor vehicle contracts arising from automobile sales by affiliated dealerships. Consideration paid by the Company to these dealerships for such contracts was either 90% of the principal financed on a non-recourse basis; or 100% of the principal financed less a $200 fee on a recourse basis.

INCOME  RECOGNITION

The sales price and the related cost of the automobile are recognized in the Company's operations at the time of sale. Notes receivable under retail sales contracts arise from those sales for which the Company provides financing and are collateralized by the titles to the automobiles sold. Finance charge income related to these notes receivable is recognized using the interest method over the term of the contract.

REPOSSESSION  LOSSES

An allowance for repossession losses is maintained based on the Company's loss experience and other factors. Upon customer default and repossession, the remaining net note receivable balance, less the fair value or wholesale price of the automobile, is charged to the allowance for repossession losses.

INVENTORIES

The inventories of used automobiles are stated at the lower of cost, using the last-in, first-out (LIFO) method, or market. If the first-in, first-out
(FIFO) method of inventory accounting had been used by the Company, inventories would have been approximately $1,264,000 higher than reported at December 31, 1996.

                                E-Z Plan, Inc.

                               December 31, 1996


1.    SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

EQUIPMENT  AND  LEASEHOLD  IMPROVEMENTS

Equipment and leasehold improvements are stated at cost. Depreciation on furniture and equipment and computer equipment is provided on straight-line and accelerated methods over the estimated useful lives of the related assets, which generally range from three to seven years. Amortization of leasehold improvements is provided on an accelerated method over the estimated lives of the related assets, which range from 1 to 39 years.

ADVERTISING

The  Company  expenses  advertising  costs  as  they  are  incurred.    Total
advertising  expenditures  were  approximately  $1,160,000  in  1996.

FEDERAL  INCOME  TAXES

No provision for federal income tax has been made since the Company elected to be treated as an S Corporation as prescribed by the Internal Revenue Service Code. Under the terms of this election, the Company generally pays no income tax and all stock-holders will report their proportionate share of the Company's tax items on their individual income tax returns.

CASH  FLOW

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying
notes.    Actual  results  could  differ  from  those  estimates.

                                E-Z Plan, Inc.

                               December 31, 1996


2.    NOTES  RECEIVABLE  UNDER  RETAIL  SALES  CONTRACTS

Future contractual maturities of notes receivable under retail sales contracts at December 31, 1996 are as follows:

1997  $14,587,156
1998    7,976,915
1999    4,072,131
2000    1,255,109
      -----------
      $27,891,311
      ===========


A  summary  of  the  allowance  for  repossession  losses  is  as  follows:

Balance at December 31, 1995       $ 1,586,801
Provision for repossession losses    4,512,400
Charge-offs                         (4,135,093)
                                   ------------

Balance at December 31, 1996       $ 1,964,108
                                   ============


3.    BORROWINGS

Notes payable at December 31, 1996 consist of five separate notes with a remaining balance totaling $13,132,959. Three of the notes are due in 1997 and the other two are due in 1998. Generally, payments are dependent on collections of notes receivable under retail sales contracts. Based on expected collections, approximately $11,619,509 of principal repayments are due in 1997, with the remainder due in 1998. The notes carry fixed or variable interest rates of 8.75% to 9.75% and are collateralized by notes receivable under retail sales contracts.

                                E-Z Plan, Inc.

                               December 31, 1996


3.    BORROWINGS  (CONTINUED)

Certain of the note agreements contain covenants restricting the issuance of additional debt obligations and prohibiting the payment of dividends, among other matters. The note agreements also require the Company to maintain an escrow deposit with the lenders which approximates the previous month's collections on the notes receivable that collateralize the notes payable. The amounts of these escrow deposits are disclosed as restricted cash on the balance sheets. A former stockholder of the Company has personally guaranteed substantially all of the debt obligations.

The fair value of the Company's borrowings is estimated at the current rate offered the Company for debt of the same approximate terms. The carrying value of the Company's borrowings approximates fair value.

4.    COMMITMENTS

The Company leases land and facilities at each of its retail sales facilities and its corpo-rate office under operating leases. Rental expense for the year
ended  December  31,  1996  was  approximately  $1,061,000.    Future  lease
commitments  as  of  December  31,  1996  are  as  follows:

1997  $  990,586
1998     701,467
1999     370,640
2000     242,640
      ----------

      $2,305,333
      ==========

                                E-Z Plan, Inc.

                               December 31, 1996


5.    RELATED  PARTY  TRANSACTIONS

Entities in which the Company's stockholders and a related individual own a controlling interest provided the Company with finance, accounting, and management services for the year ended December 31, 1996. In addition, the Company leases four retail sales facilities and its corporate office from entities related to the stockholders by common ownership and other factors. The accompanying statement of operations includes the following charges related to these arrangements:

                                              1996
                                          --------
Finance, accounting, and management fees  $180,000
Lease expense                              400,875


At December 31, 1996, the Company has receivables from affiliates totaling $391,410 included in other assets.

The stockholders have provided financing to the Company for use in purchasing and reconditioning its used automobile inventory and in funding operating expenses. The amounts due are unsecured, bear no interest except for advances related to inventory purchases, and are payable on demand. Included in interest expense in 1996 is $447,393, which the Company paid to stockholders for advances related to inventory purchases.

                                E-Z Plan, Inc.

                               December 31, 1996


6.    RETIREMENT  PLAN

The  Company  has  a 401(k) plan in which all employees who have completed one
year  of  service  are  eligible  for  participation.    Employees  may  make
contributions to the plan in an amount equal to 1% to 15% of their salary. The Company's matching contributions are made based on years of participation in the plan with the maximum employer contribution equal to 100% of a maximum participant contribution of $1,500. Employees are 100% vested in their own contributions at all times and vest in employer contributions as follows:

Years 1 and 2    0%
Year 3          50%
Year 4          75%
Year 5         100%


The Company made annual contributions to the plan of $27,336 during the 1996 plan year.

7.    KEY  MAN  LIFE  INSURANCE

The Company owns certain life insurance which insure the lives of the Company's current and former owners and key officers with a combined benefit value of $56,725,000. During 1996 premiums of $631,755 were paid and net cash value decreased by $64,021 for a total expense of $695,776.

8.    SUBSEQUENT  EVENT

The Company has entered into a Letter of Intent dated February 28, 1997 to sell substantially all the operating assets of the Company. The Letter of Intent is subject to the execution of a definitive agreement. This transaction is expected to close by March 31, 1997.

                                E-Z Plan, Inc.

                   Condensed Financial Statements- Unaudited

                       Three Months Ended March 31, 1997

                                E-Z Plan, Inc.

                   Condensed Financial Statements- Unaudited


                       Three Months Ended March 31, 1997




                                   CONTENTS



Condensed Financial Statements:

Condensed Balance Sheet                    1
Condensed Statement of Operations . . . .  2
Condensed Statement of Cash Flows . . . .  3
Notes to Condensed  Financial Statements.  4






































E-Z PLAN, INC.

CONDENSED BALANCE SHEET- UNAUDITED
(IN THOUSANDS)
MARCH 31, 1997



Assets:
     Cash and cash equivalents                                        $ 1,272
     Contracts in process of being collected
          from finance companies                                        2,096

     Notes receivable under retail sales contracts                     27,748
     Less: Allowance for repossession losses (Note 2)                  (5,827)
                                                                      --------
     Notes receivable under retail sales contracts, Net                21,921

     Inventories-used automobiles                                       2,791

     Equipment and leasehold improvements, Net                            838

     Other assets                                                         967

                                                                      $29,885
                                                                      ========

Liabilities and Stockholders' Equity:
     Liabilities:
       Notes payable                                                  $   314
       Advances from stockholder                                       20,080
       Accounts payable and accrued expenses                            3,045
                                                                      --------
         Total Liabilities                                             23,439
                                                                      --------

     Stockholders' Equity:
       Common stock                                                         1
       Additional paid-in capital                                       3,250
       Retained earnings                                                3,195
                                                                      --------
         Total Stockholders' Equity                                     6,446
                                                                      --------
                                                                      $29,885
                                                                      ========

See accompanying notes to condensed unaudited financial statements.

                                E-Z PLAN, INC.

                 CONDENSED STATEMENT OF OPERATIONS- UNAUDITED
                                (IN THOUSANDS)
                       THREE MONTHS ENDED MARCH 31, 1997


Sales of used cars                                                    $10,730
Cost of used cars sold                                                  7,675
                                                                      --------
Gross profit before provision for
   repossession losses                                                  3,055

Provision for repossession losses (Note 2)                              5,316
                                                                      --------
Gross loss                                                             (2,261)
                                                                      --------

Other operating income (expense):
Finance charge income                                                   1,357
Selling, general, and administrative
 expense                                                               (3,406)
Other ,net                                                                977
                                                                      --------
Loss from operations                                                    3,333
                                                                      --------

Other income (expense):
  Interest expense                                                        359
  Key man life insurance expense                                          155
                                                                      --------
Total other expense                                                       514
                                                                      --------

Net Loss                                                              $(3,847)
                                                                      ========

See accompanying notes to condensed unaudited financial statements.

                                E-Z PLAN, INC.

                 CONDENSED STATEMENT OF CASH FLOWS- UNAUDITED
                                (IN THOUSANDS)
                       THREE MONTHS ENDED MARCH 31, 1997

OPERATING ACTIVITIES
Net Loss                                              $ (3,847)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
    Provision for repossession losses                    5,316
    Depreciation                                            51
    Changes in assets and liabilities:
        Contracts in process of being collected from
             finance companies                            (722)
         Inventories                                     2,612
         Other assets                                       80
         Accounts payable and accrued expenses             (35)
                                                      ---------
Net cash provided by operating activities                3,455

Investing Activities
Retail sales and other costs financed                   (6,690)
Collections on notes receivable under retail sales
   contracts                                             5,380
                                                      ---------
Net cash used in investing activities                   (1,310)

Financing Activities
Proceeds from notes payable                                  7
Payments on notes payable                              (12,826)
Due to stockholders, net                                11,315
                                                      ---------
Net cash used in financing activities                   (1,504)
                                                      ---------

Net change in cash and cash equivalents                    641

Cash and cash equivalents at beginning of period           631
                                                      ---------

Cash and cash equivalents at end of period            $  1,272
                                                      =========

Supplementary Cash flow information:
    Interest Paid                                     $    379






See  accompanying  notes  to  condensed  unaudited  financial  statements.

                                E-Z PLAN, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)



NOTE  1.        BASIS  OF  PRESENTATION
                -----------------------

The accompanying unaudited condensed financial statements of E-Z Plan, Inc. (Company) have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for a complete financial statement presentation. In the opinion of management, such unaudited interim information reflect all adjustments,  consisting  only  of  normal recurring adjustments, necessary to present the Company's financial position and results of operations for the periods presented. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full fiscal year. It is suggested that these condensed financial statements be read in conjunction with the Company's audited financial statements for the year ended December 31, 1996.

NOTE  2.      ALLOWANCE FOR REPOSSESSION LOSSES AND PROVISION FOR REPOSSESSION
--------      ----------------------------------------------------------------
LOSSES
------

In  anticipation  of  selling substantially all of the assets of EZ Plan (Note
3), management revised its method of computing the allowance for repossession losses to conform to the method used by the acquiring company. As a result of this change, the provision for repossession losses during the three months ended March 31, 1997 increased by approximately $4.0 million over the amount computed under the former method.

NOTE  3.          SUBSEQUENT  EVENT
                  -----------------

On April 1, 1997, the Company sold substantially all of its assets including seven dealerships in San Antonio and a contract portfolio of approximately $24.3 million. The purchase price for the sale was $26.3 million, subject to adjustment.

(b)    Pro  Forma  Financial  Information.
The  required  pro  forma  financial  information  is  set  forth  below.

                           UGLY DUCKLING CORPORATION
             PRO FORMA CONDENSED COMBINED BALANCE SHEET- UNAUDITED
                                MARCH 31, 1997
                                (in thousands)

                                                 UGLY                  PRO FORMA     PRO FORMA
                                               DUCKLING    EZ PLAN    ADJUSTMENTS    COMBINED
                                              ----------  ---------  -------------  -----------
Assets:
     Cash and Cash Equivalents                $  73,237   $  1,272   $  (1,270)(a)  $   46,988
                                                     --         --     (26,251)(a)
     Contracts in process of being collected
          from finance companies                     --      2,096      (2,096)(a)          --
     Finance Receivables:
       Held for Investment                       39,790         --             --       39,790
       Held for Sale                             30,000     27,748      (1,489)(a)      56,259
                                              ----------  ---------  -------------  -----------
         Principal Balances, Net                 69,790     27,748         (1,489)      96,049
      Less: Allowance for Credit Losses         (15,442)    (5,827)        312 (a)     (22,139)
                                                     --         --      (1,182)(b)          --
                                              ----------  ---------  -------------  -----------
        Finance Receivables, Net                 54,348     21,921         (2,359)      73,910
                                              ----------  ---------  -------------  -----------
    Residuals in Finance Receivables Sold        16,823         --             --       16,823
     Investments Held in Trust                    6,339         --             --        6,339
     Inventory                                    9,270      2,791      (1,465)(a)      10,475
                                                     --         --        (121)(b)
     Property and Equipment, Net                 24,996        838        (284)(a)      25,412
                                                     --         --        (138)(b)
     Goodwill and Trademarks, Net                 8,590         --       5,044 (b)      13,634
     Other Assets                                12,473        967        (967)(a)      12,519
                                                     --         --          40 (c)
                                                     --         --           6 (c)
                                              ----------  ---------  -------------  -----------
                                              $ 206,076   $ 29,885   $    (29,861)  $  206,100
                                              ==========  =========  =============  ===========
Liabilities and Stockholders' Equity:
     Liabilities:
       Accounts Payable                       $   1,858   $    707   $    (707)(a)  $    1,858
       Accrued Expenses and Other                 9,575      2,338      (2,338)(a)       9,599
                                                     --         --          24 (c)
       Notes Payable                              8,400        314        (314)(a)       8,400
       Advances from Shareholder                     --     20,080     (20,080)(a)          --
       Subordinated Notes Payable                12,000         --             --       12,000
                                              ----------  ---------  -------------  -----------
         Total Liabilities                       31,833     23,439        (23,415)      31,857
                                              ----------  ---------  -------------  -----------
     Stockholders' Equity:
       Common Stock                             171,274      3,251      (3,251)(a)     171,274
       Retained Earnings                          2,969      3,195      (3,195)(a)       2,969
                                              ----------  ---------  -------------  -----------
         Total Stockholders' Equity             174,243      6,446         (6,446)     174,243
                                              ----------  ---------  -------------  -----------
                                              $ 206,076   $ 29,885   $    (29,861)  $  206,100
                                              ==========  =========  =============  ===========

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                           UGLY DUCKLING CORPORATION
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS- UNAUDITED
                       THREE MONTHS ENDED MARCH 31, 1997
               (in thousands, except earnings per share amounts)

                                          UGLY                  PRO FORMA    PRO FORMA
                                        DUCKLING    EZ PLAN    ADJUSTMENTS    COMBINED
                                        ---------  ---------  -------------  ----------
Sales of Used Cars                      $  18,211  $ 10,730   $         --   $   28,941
Less:
  Cost of Used Cars Sold                    9,164     7,675          291(d)      17,130
  Provision for Credit Losses               3,981     5,316             --        9,297
                                        ---------  ---------  -------------  ----------
                                            5,066    (2,261)          (291)       2,514
                                        ---------  ---------  -------------  ----------

Interest Income                             6,440     1,357             --        7,797
Gain on Sale of Loans                       4,579        --             --        4,579
                                        ---------  ---------  -------------  ----------
                                           11,019     1,357             --       12,376
                                        ---------  ---------  -------------  ----------

Servicing Income                              598        --             --          598
Other Income                                  906       977             --        1,884
                                        ---------  ---------  -------------  ----------
                                            1,504       977             --        2,481
                                        ---------  ---------  -------------  ----------

Income before Operating Expenses           17,589        73           (291)      17,371

Operating Expenses                         11,406     3,561        (155)(e)      14,865
                                               --        --         (10)(f)
                                               --        --          63 (g)
                                        ---------  ---------  -------------  ----------

Income (Loss) before Interest Expense       6,183    (3,448)           189        2,506

Interest Expense                              769       359          169(h)       1,297
                                        ---------  ---------  -------------  ----------

Earnings (Loss) before Income Taxes         5,414    (3,847)          (358)       1,209

Income Taxes (Benefit)                      2,152        --      (1,323)(i)         829
                                        ---------  ---------  -------------  ----------
Net Earnings (Loss)                     $   3,262  $ (3,847)  $        965   $      380
                                        =========  =========  =============  ==========

Earnings per Share                      $    0.20                            $     0.02
                                        =========                            ==========

Shares Used in Computation                 16,579                                16,579
                                        =========                            ==========

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                           UGLY DUCKLING CORPORATION
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS- UNAUDITED
                         YEAR ENDED DECEMBER 31, 1996
               (in thousands, except earnings per share amounts)

                                           UGLY                 PRO FORMA     PRO FORMA
                                         DUCKLING   EZ PLAN    ADJUSTMENTS    COMBINED
                                        ----------  --------  -------------  -----------
Sales of Used Cars                      $   53,768  $ 42,303  $         --   $    96,071
Less:
  Cost of Used Cars Sold                    29,890    30,800         (2)(d)       60,688
  Provision for Credit Losses                9,811     4,512            --        14,323
                                        ----------  --------  -------------  -----------
                                            14,067     6,991             2        21,060
                                        ----------  --------  -------------  -----------

Interest Income                             15,856     6,418            --        22,274
Gain on Sale of Loans                        4,434        --            --         4,434
                                        ----------  --------  -------------  -----------
                                            20,290     6,418            --        26,708
                                        ----------  --------  -------------  -----------

Servicing Income                               921        --            --           921
Other Income                                   650     2,926            --         3,576
                                        ----------  --------  -------------  -----------
                                             1,571     2,926            --         4,497
                                        ----------  --------  -------------  -----------

Income before Operating Expenses            35,928    16,335             2        52,265

Operating Expenses                          24,700    14,253       (696)(e)       38,329
                                                --        --        (41)(f)
                                                --        --         113(g)
                                        ----------  --------  -------------  -----------

Income (Loss) before Interest Expense       11,228     2,082           626        13,936

Interest Expense                             5,262     1,880         477(h)        7,619
                                        ----------  --------  -------------  -----------

Earnings (Loss) before Income Taxes          5,966       202           149         6,317

Income Taxes (Benefit)                         100        --         290(i)          390
                                        ----------  --------  -------------  -----------
Net Earnings (Loss)                     $    5,866  $    202  $       (141)  $     5,927
                                        ==========  ========  =============  ===========

Earnings per Share                      $ 0.60 (j)                           $  0.61 (j)
                                        ==========                           ===========

Shares Used in Computation                   8,283                                 8,283
                                        ==========                           ===========

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                           UGLY DUCKLING CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)        BASIS  OF  ACCOUNTING
On April 1, 1997, Ugly Duckling Corporation ("Ugly Duckling") completed the acquisition of substantially all of the net assets of EZ Plan, Inc. (the Company or "EZ Plan") in exchange for approximately $26,251,000 in cash.

The pro forma unaudited combined balance sheet gives effect to the acquisition as if the transaction had taken place on March 31, 1997 and combines Ugly Duckling's unaudited March 31, 1997 condensed consolidated balance sheet amounts with EZ Plan's March 31, 1997 unaudited balance sheet amounts.

The pro forma unaudited combined statement of operations for the year ended December 31, 1996 is presented using Ugly Duckling's audited consolidated statement of operations for the year ended December 31, 1996 combined with the EZ Plan's audited year ended December 31, 1996 statement of operations as if the transaction had taken place on January 1, 1996.

The pro forma unaudited combined statement of operations for the three months ended March 31, 1997 is presented using Ugly Duckling's unaudited consolidated statement of operations for the three months ended March 31, 1997 combined with the EZ Plan's unaudited statement of operations for the three months ended March 31, 1997 as if the transaction had taken place on January 1, 1996.

The pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of Ugly Duckling Corporation and with the audited financial statements and notes thereto of EZ Plan, Inc.

The pro forma combined statements of operations are not necessarily indicative of the future results of operations of Ugly Duckling or the results of operations which would have resulted had Ugly Duckling and EZ Plan been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results.

(2) PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND PRO FORMA CONDENSED COMBINED BALANCE SHEET

The accompanying pro forma adjustments reflect adjustments for the following items:

(a) Reduction of $26,251,000 for the cash remitted to EZ Plan, as well as reduction for cash, finance receivables, inventory, other assets, and liabilities not acquired by Ugly Duckling. The common stock and retained earnings of EZ Plan were eliminated in their entirety as a result of using the "purchase method" of accounting.

(b) Ugly Duckling paid a total of $26,251,000 for assets with a fair value of $21,207,000 resulting in an excess of the purchase price over the fair value of the net assets acquired (goodwill) of $5,044,000. The determination of the fair value of the finance receivables was based upon review of the weighted average yield of the purchased portfolio as well as the required allowance for credit losses. The allowance for credit losses was increased by $1,182,000 for the effect of sales tax credits, which historically have been utilized by EZ Plan to reduce credit losses, that are not available to Ugly Duckling. Property and equipment was considered to have been purchased at a fair value based upon review of estimated replacement costs for a sample of the acquired items. The fair value of inventory was determined utilizing published listing of vehicle values.
                           UGLY DUCKLING CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A  summary  of  the  allocation  of  fair  values  follows:

                                                         FAIR
DESCRIPTION                                             VALUE
---------------------------------------------------  ------------
           Finance Receivables                       $19,562,000
           Inventory                                   1,205,000
           Property and Equipment                        416,000
           Prepaid Rent                                   40,000
           Deposits                                        6,000
Petty Cash                                                 2,000
           Property taxes                                (24,000)
                                                     ------------
                Total Fair Value                      21,207,000
           Consideration Exchanged                    26,251,000
                                                     ------------
           Excess of Purchase Price over Fair Value
             of Assets Acquired                      $ 5,044,000
                                                     ============

(c) Represents the payment of $40,000 for prepaid rent for certain locations, the purchase of lease deposits of $6,000, and Ugly Duckling's assumption of a property tax liability of $24,000.

(d) Adjustment to convert EZ Plan inventory from last-in, first-out (LIFO) to specific identification basis of accounting.

(e) Adjustment to reverse Key man life insurance expense for policies retained by EZ Plan.

(f) Decrease in rent expense for difference in lease rates for a used car dealership and an office building.

(g)      Amortization  of  goodwill  over  a  period  of  twenty  years.

(h) The former stockholders of EZ Plan had provided financing to EZ Plan for use in purchasing and reconditioning its inventory and in funding operating expenses. No interest was charged, except for advances related to inventory purchases. This pro forma adjustment is to charge interest at Ugly Duckling's average borrowing rate as if the entire balance of the advances from the shareholders had been charged interest.

(i) No provision for income taxes had been made to the EZ Plan financial statements since EZ Plan elected to be treated as an S Corporation for income taxes. Under the terms of the election, EZ Plan generally paid no income tax as the income tax "flows through" to the former stockholders of EZ Plan. This pro forma adjustment is for the income tax effect of the earnings (loss) before income taxes of the Company as if the EZ Plan had been consolidated with Ugly Duckling and had been subject to corporate income taxes for the period.

(j) Earnings per share calculated after giving effect to payment of $916,000 in preferred stock dividends in 1996.

(c)      Exhibits

EXHIBIT NUMBER  DESCRIPTION
--------------  ----------------------------
          23.1  Consent of Ernst & Young LLP

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     UGLY  DUCKLING  CORPORATION
     (Registrant)
Dated:  June  12,  1997          By:  /s/  Steven  P.  Johnson
     Senior  Vice  President  and  Secretary

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT NUMBER  DESCRIPTION
--------------  ----------------------------
          23.1  Consent of Ernst & Young LLP